EXHIBIT 10.1
HYSTER-YALE MATERIALS HANDLING INC.
NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN
(AMENDED AND RESTATED EFFECTIVE MAY 17, 2019)
Purpose of the Plan
The purpose of this Non-Employee Directors’ Equity Compensation Plan (the “Plan”) is to provide for the payment to the non-employee Directors of Hyster-Yale Materials Handling, Inc. (the “Company”) of a portion of their Directors’ fees in capital stock of the Company in order to further align the interests of the Directors with the stockholders of the Company and thereby promote the long-term interests of the Company.

1.	Effective Date
This Plan was originally effective as of September 28, 2012. This amended and restated Plan is effective May 17, 2019 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company as of such Effective Date.

2.	Definitions
(a)“Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.
(b)“Board” means the Board of Directors of the Company.
(c)“Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $1.00 per share and (ii) any security into which Class A Common Stock may be converted by reason of any transaction or event of the type referred to in Section 5(c) of the Plan.
(d)“Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or its subsidiaries.
(e)“Extraordinary Event” shall have the meaning set forth in Section 5.
(f)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
(g)“Payment Deadline” means the date that is the fifteenth day of the third month after each Quarter Date.
(h)“Quarter Date” means the last day of the calendar quarter for which a Required Amount or Voluntary Amount is earned.
(i)“Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board) of a Director’s retainer earned by such Director for his services as a Director for any calendar quarter that is payable in Shares as described in Section 4.1(a).
(j)“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
(k)“Shares” means shares of Class A Common Stock that are issued or transferred to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan in respect of the Director’s Required Amount.
(l)“Transfer” shall have the meaning set forth in Section 4.2(a).
(m)“Voluntary Amount” shall have the meaning set forth in Section 4.2(b).
(n)“Voluntary Shares” means shares of Class A Common Stock that are issued or transferred to a Director in accordance with Section 4.1(c) in respect of the Director’s Voluntary Amount.

3.	Shares and Voluntary Shares
1.    Required Amount and Voluntary Amount
(a)Required Amount. From time to time, the Board shall determine (i) the amount of the retainer to be paid to each Director for each calendar quarter of a year, (ii) subject to Section 4.1(b), the portion of the retainer that shall be paid in cash and (iii) the equity portion of the retainer (expressed in dollars) that is required to be paid in Shares as described in Section 4.1(c) (the “Required Amount”), in each case subject to pro-ration in the event that the Director begins or ceases non-employee Director service during the applicable calendar quarter.
(b)Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the retainer payable for such quarter in excess of the Required Amount, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), not paid to the Director in cash, but instead to have the Voluntary Amount applied to the issuance or transfer to the Director of Voluntary Shares as described in Section 4.1(c); provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter.
(c)Issuance of Shares and Voluntary Shares. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue or transfer to each Director (or to a trust for the benefit of the Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued or transferred by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued or transferred to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.
(d)Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or other taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares or Voluntary Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Shares or the Voluntary Shares. To the extent permitted under applicable law, the Company and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares or Voluntary Shares with respect to which withholding is not required.
2.    Restrictions on Shares.
(a)Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred (any such assignment, pledge, hypothecation or transfer being referred to herein as a “Transfer”) by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of ERISA if such provisions applied to the Plan or a similar binding judicial order (a “QDRO”), or (iii) directly or indirectly to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren. Shares transferred to a person other than the Director pursuant to a QDRO shall not be subject to the restrictions described in this Section 4.2(a), but Shares transferred to a trust or partnership for the benefit of a Director, or such Director’s spouse, children or grandchildren, shall remain subject to the restrictions described in this Section 4.2(a) until such restrictions lapse pursuant to the following sentence. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of (A) ten years after the Quarter Date with respect to which such Shares were issued or transferred, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board) after the Director’s retirement from the Board, (D) the date that a Director is both retired from the Board and has reached 70 years of age or (E) at such other time as determined by the Board in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
(b)Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Shares including the right to vote and to receive dividends as and when declared by the Board and paid by the Company. Except for any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Voluntary Shares.
(c)Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO.
(d)Legend. The Company shall cause an appropriate legend to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares, reflecting the foregoing restrictions.

4.	Amendment, Termination and Adjustments
(a) The Board may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares or Voluntary Shares that were previously issued or transferred to the Director or that were earned by, but not yet issued or transferred to, such Director. Unless otherwise specified by the Board, all Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse in accordance with Section 4.2(a). In any event, no Shares or Voluntary Shares may be issued or transferred under this Plan or after the tenth anniversary of the Effective Date.
(b) Notwithstanding the provisions of Subsection 5(a), without further approval by the stockholders of the Company, no such amendment or termination shall (i) materially increase the total number of shares of Class A Common Stock that may be issued or transferred under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)) or (ii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.
(c) The Board shall make or provide for such adjustments in the Average Share Price, in the kind of shares that may be issued or transferred hereunder, in the number of shares of Class A Common Stock specified in Section 6(a) or 6(b), in the number of outstanding Shares or Voluntary Shares for each Director, and in the terms applicable to the Shares or Voluntary Shares under this Plan, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing ( collectively referred to as an “Extraordinary Event”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Shares or Voluntary Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable under the circumstances and shall require in connection therewith the surrender of all Shares or Voluntary Shares so replaced. All securities received by a Director with respect to Shares or Voluntary Shares in connection with any Extraordinary Event shall be deemed to be Shares or Voluntary Shares, as applicable, for purposes of this Plan and such Shares shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued or transferred, unless the Board, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.

5.	Class A Common Stock Subject to Plan
(a)Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued or transferred under this Plan on or after the Effective Date will not exceed in the aggregate 100,000. Notwithstanding anything to the contrary contained in the Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy any tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 6(a).
(b)Notwithstanding anything in this Section 6, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in this Plan, the maximum amount paid to a Director in any calendar year beginning on or after January 1, 2019 shall not exceed the greater of (i) $1,250,000 or (ii) the fair market value of 20,000 shares of Class A Common Stock.

6.	General Provisions
(a)No Continuing Right as Director. Neither the adoption nor operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a Director or as a director of any subsidiary of the Company.
(b)Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)Cash If Shares Not Issued. All Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Shares and Voluntary Shares may not be issued or transferred to Directors hereunder in respect of Required Amounts or Voluntary Amounts.
(d)Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa
(e)Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.